EXHIBIT 21

SUBSIDIARIES OF OWENS-ILLINOIS, INC.

Owens-Illinois, Inc. had the following subsidiaries at December 31, 2006 (subsidiaries are indented following their respective parent companies):

State/Country
of Incorporation
Name	or Organization
Owens-Illinois Group, Inc.	Delaware
OI Health Care Holding Corp	Delaware
OI General Finance Inc.	Delaware
OI Plastic Products FTS Inc.	Delaware
OI Australia Inc.	Delaware
Continental PET Holdings Pty, Ltd.	Australia
ACI America Holdings Inc.	Delaware
ACI Ventures Inc.	Delaware
Owens-Illinois Healthcare Packaging Inc.	Delaware
OI Healthcare Packaging de Mexico S. de R.L. de C.V.	Mexico
Specialty Packaging Licensing Company	Delaware
Owens-Illinois Specialty Products Puerto Rico Inc.	Delaware
Owens-illinois Closures de Mexico, S. de R.L. de C.V.	Mexico
Owens-Illinois Closure Inc.	Delaware
Product Design & Engineering, Inc.	Minnesota
OI Brazil Closure Inc.	Delaware
Owens-Illinois Participacoes Ltda.	Brazil
Owens-Illinois Plasicos do Brasil Ltda.	Brazil
Specialty Packaging Products de Mexico, S.A. de C.V.	Mexico
Owens-Illinois Prescription Products Inc.	Delaware
OI Medical Inc.	Delaware
OI General FTS Inc.	Delaware
Sovereign Air, LLC	Delaware
OI Castalia STS Inc.	Delaware
OI Levis Park STS Inc.	Delaware
OI AID STS Inc.	Delaware
Owens-Illinois General Inc.	Delaware
Owens Insurance, Ltd.	Bermuda
OI Holding Company, Inc.	Ohio
Universal Materials, Inc.	Ohio
OI Advisors, Inc.	Delaware
OI Securities Inc.	Delaware
OI Transfer Inc.	Delaware
Maumee Air Associates Inc.	Delaware
Owens-Brockway Packaging, Inc.	Delaware
Owens-Brockway Glass Container Inc.	Delaware
Brockway Realty Corp.	Pennsylvania
Owens-Brockway Glass Container Trading Co.	Delaware

State/Country
of Incorporation
Name	or Organization
Brockway Research, Inc.	Delaware
NHW Auburn, LLC	Delaware
OI Auburn Inc.	Delaware
OI Domestic Holdings Inc.	Delaware
Overseas Finance Co.	Delaware
SeaGate, Inc.	Ohio
SeaGate II Inc.	Delaware
SeaGate III Inc.	Delaware
OI Consol STS Inc.	Delaware
OIB Produvisa Inc.	Delaware
OI California Containers Inc.	Delaware
OB Cal South Inc.	Delaware
OI Puerto Rico STS Inc.	Delaware
OI Europe & Asia Inc.	Delaware
Bolivian Investments, Inc.	Delaware
Fabrica Boliviana de Vidrios S.A.	Bolivia
OI Thailand Inc.	Delaware
OI International Holdings Inc.	Delaware
OI Global C.V.	Netherlands
OI Hungary LLC	Delaware
United Hungarian Glass Containers Kft.	Hungary
Owens-Illinois Plastics Kft	Hungary
OI Ecuador STS LLC	Delaware
Cristaleria del Ecuador, S. A.	Ecuador
Owens-Illinois (Australia) Pty. Ltd.	Australia
ACI Packaging Services Pty . Ltd.	Australia
ACI Technical Services Pty. Ltd.	Australia
ACI Operations Pty. Ltd.	Australia
ACI Plastics Packaging (Thailand) Ltd.	Thailand
Australian Consolidated Industries Pty. Ltd.	Australia
ACI International Pty. Ltd.	Australia
OI Andover Group Inc.	Delaware
The Andover Group Inc.	Delaware
ACI Glass Packaging Penrith Pty. Ltd.	Australia
PT Kangar Consolidated Industries	Indonesia
ACI India LLC	Delaware
Owens-Illinois (NZ) Ltd.	New Zealand
ACI Operations NZ Ltd.	New Zealand
OI China LLC	Delaware

State/Country
of Incorporation
Name	or Organization
Wuhan Owens Glass Container Company Ltd.	China
Owens-Illinois (HK) Ltd.	Hong Kong
ACI Guangdong Ltd.	Hong Kong
ACI Guangdong Glass Company Ltd.	China
ACI Shanghai Ltd.	Hong Kong
ACI Shanghai Glass Company Ltd.	China
ACI Tianjin Ltd.	Hong Kong
ACI Tianjin Mould Company Ltd.	China
Owens-Illinois Services H.K. Ltd.	Hong Kong
ACI Beijing Ltd.	Hong Kong
OI Tinajin Glass Co. Ltd.	China
ACI Finance Pty. Ltd.	Australia
OI European Group B.V.	Netherlands
OI Birmingham Machine Assembly Limited	United Kingdom
OI Asia Pacific Holdings	Mauritius
OI Trading (Shanghai) Company Ltd.	China
OI Europe Sarl	Switzerland
OI Sales and Distribution Netherlands BV	Netherlands
OI Sales and Distribution Italy S.r.l.	Italy
OI Sales and Distribution UK Limited	United Kingdom
OI Sales and Distribution Poland Z.o.o.	Poland
Closure & Packaging Services, Ltd.	Guernsey
Closure & Packaging Services (U.K.) Ltd.	United Kingdom
Closure & Packaging Services (Antilles) N.V.	Netherlands Antilles
Closure & Packaging Services (Netherlands) B.V.	Netherlands
UGG Holdings Ltd.	United Kingdom
OI Overseas Management Company LLC	Delaware
United Glass Group Ltd.	United Kingdom
British Glass Recycling Company Limited	United Kingdom
OI Manufacturing Limited	United Kingdom
United Glass Properties Limited	United Kingdom
Key Glassworks Limited	United Kingdom
OI Glass Holdings B. V.	Netherlands
Owens-Illinois Kft	Hungary
OI Italia S.r.l.	Italy
Sonator Investments B.V.	Netherlands
Vidrieria Rovira, S. L.	Spain
OI Spanish Holdings B.V.	Netherlands
Owens-Illinois Peru S. A.	Peru
Owens-Illinois Polska S. A.	Poland
Zanotti Vetro S.p.a.	Italy
OI Manufacturing Italy S.p.A.	Italy
Avirunion, a.s.	Czech Republic

State/Country
of Incorporation
Name	or Organization
San Domenico Vetraria S.r.l.	Italy
Trasve S.r.l.	Italy
OI Napoli Stampi S.r.l.	Italy
Avir France	France
OI Europe SAS	France
OI Manufacturing France	France
BSN Glasspack Espana	Spain
VG Holdings B.V.	Netherlands
BSN Financing Co. S.A.	Netherlands
OI Manufacturing Netherlands B.V.	Netherlands
Veglarec B.V.	Netherlands
BSN Glasspack Treasury S.A.	Luxembourg
BSN Glasspack RE	Luxembourg
BSN Glasspack Services	France
BSN Glasspack Finance	France
VMC	France
OI Sales and Distribution SAS	France
Verdome Exploitation	France
Sefipal	France
BSN Distr. CO	France
BSN Distr. SE	France
Atlantique Emballage	France
SCI Le Mourtis	France
Fiaver	France
Prover	France
Renfort	France
BSN Glasspack Beteiligungs &
Verwaltungs GmbH	Germany
BSN Glasspack Verwalthung GmbH	Germany
BSN Glasspack GmbH & Co. KG	Germany
Gebruder Stoevesandt Vertriebsgellschaft GmbH	Germany
BSN Glasspack Obligation	France
Owens-Illinois International B. V.	Netherlands
OI Canada Holdings B.V.	Netherlands
O-I Canada Corp.	Canada
Owens-Illinois Plastics PTE, Ltd.	Singapore
Manufacturera de Vidrios Planos, C.A.	Venezuela
Owens-Illinois de Venezuela, C. A.	Venezuela
Fabrica de Vidrio Los Andes, C. A.	Venezuela
CMC S.A.	Colombia
Cristaleria Peldar, S.A.	Colombia

State/Country
of Incorporation
Name	or Organization
Cristar S.A.	Colombia
Vidrieria Fenicia	Colombia
Industria de Materias Primas S.A.	Colombia
Sao Raimundo Administracao, Participacoes e Representacoes, Limitada	Brazil
Companhia Industrial Sao Paulo e Rio	Brazil
Owens-Illinois do Brasil S.A.	Brazil
Cisper da Amazonia S.A.	Brazil
Mineracao Silminas Ltda.	Brazil
Mineracao Descalvado Ltda.	Brazil
LLC Novgorod Steklo	Russia
OI Finnish Holdings Oy	Finland
Karhulan Lasi Oy	Finland
UAB Karhulan Lasi Oy	Lithuania
A/S Jarvakandi Klaas	Estonia